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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the use of our report dated January 28, 2003, except with respect to Note 23 as to which the date is June 18, 2003, related to the consolidated financial statements of IPSCO Inc. for the year ended December 31, 2002 included in this Form 40-F/A.

/s/ Ernst & Young LLP

Chicago, Illinois
September 15, 2003